Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1993, which appears on Page 46 of the Corning Incorporated 1992 Annual Report to Stockholders, which is incorporated by reference in the Corning Incorporated Annual Report on Form 10-K for the year ended January 3, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Page 13 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 15, 1993 on the financial statements of Dow Corning Corporation, which appears on Page 17 of the Corning Incorporated Annual Report on Form 10-K for the year ended January 3, 1993. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Consolidated Financial Data".


/s/ Price Waterhouse
1177 Avenue of the Americas
New York, New York
January 24, 1994